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                                                                      EXHIBIT 11

                KENT ELECTRONICS CORPORATION AND SUBSIDIARIES

                      COMPUTATION OF EARNINGS PER SHARE

                                 (Unaudited)




                                               Thirteen Weeks Ended
                               -----------------------------------------------------
                                   December 28, 1996           December 30, 1995
                               -------------------------   -------------------------
                                                Fully                       Fully
                                 Primary       Diluted       Primary       Diluted
                               -----------   -----------   -----------   -----------
Net earnings ...............   $ 6,635,000   $ 6,635,000   $ 8,253,000   $ 8,253,000
                               ===========   ===========   ===========   ===========

Weighted average number of
  common shares outstanding     23,929,300    23,929,300    23,778,000    23,778,000

Excess of shares issuable
  upon exercise of stock
  options over shares deemed
  retired utilizing
  the treasury stock method      1,475,000     1,548,400     1,320,800     1,529,400
                               -----------   -----------   -----------   -----------
                                25,404,300    25,477,700    25,098,800    25,307,400
                               ===========   ===========   ===========   ===========
Earnings per share .........   $       .26   $       .26   $       .33   $       .33
                               ===========   ===========   ===========   ===========

                                            Thirty-Nine Weeks Ended
                               -----------------------------------------------------
                                   December 28, 1996           December 30, 1995
                               -------------------------   -------------------------
                                                Fully                       Fully
                                 Primary       Diluted       Primary       Diluted
                               -----------   -----------   -----------   -----------
Net earnings ...............   $22,136,000   $22,136,000   $18,950,000   $18,950,000
                               ===========   ===========   ===========   ===========

Weighted average number of
  common shares outstanding     23,930,100    23,930,100    21,052,800    21,052,800

Excess of shares issuable
  upon exercise of stock
  options over shares deemed
  retired utilizing
  the treasury stock method      1,412,900     1,456,300     1,173,100     1,349,400
                               -----------   -----------   -----------   -----------
                                25,343,000    25,386,400    22,225,900    22,402,200
                               ===========   ===========   ===========   ===========
Earnings per share .........   $       .87   $       .87   $       .85   $       .85
                               ===========   ===========   ===========   ===========
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